As filed with the U.S. Securities and Exchange Commission on December 16, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See list below

(I.R.S. Employer Identification Number)

Tidal ETF Trust

Tidal ETF Services LLC

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
ATAC Equity Leverage Rotation ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-227298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 157 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227298 and 811-23377), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001387131-22-012361) on December 13, 2022, which is incorporated herein by reference.

The Trust currently consists of forty-six series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
ATAC Equity Leverage Rotation ETF	88-3990814

Item 2.	Exhibits

A.	Certificate of Trust dated June 4, 2018, as filed with the state of Delaware on June 4, 2018, for Tidal ETF Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on September 12, 2018.
B.	Registrant’s Declaration of Trust, adopted June 4, 2018, is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on September 12, 2018.
C.	Registrant’s Amended and Restated By-Laws, adopted September 14, 2022, are incorporated herein by reference to Exhibit (b) to Registrant’s Registration Statement on Form N-1A Post-Effective Amendment No. 148, as filed with the SEC on September 23, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal ETF Trust

December 16, 2022

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	President